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                                                               Exhibit 10.27(h)

                                 AMENDMENT NO. 4
                                       TO
                                    GUARANTY


This Amendment No. 4 (this "Amendment") dated December 30, 1999 amends the Guaranty dated as of February 10, 1999 (the "Guaranty"), made by Aames Financial Corporation (the "Guarantor") in favor of Greenwich Capital Financial Products, Inc. (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Guaranty or, if not so defined therein, the Loan Agreement (as defined in the Guaranty). The Guarantor and the Lender, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, enter into this Agreement and agree as follows:

I.    AMENDMENTS

Effective as of December 30, 1999 Sections 3(b)(i), (iv) and (vi) of the Guaranty are hereby amended and restated in their entirety as follows:

      (i) MAINTENANCE OF TANGIBLE NET WORTH. The Tangible Net Worth of the Guarantor, on a consolidated basis and on any given day, shall be not less than $105,000,000.

      (iv) MAINTENANCE OF RATIO OF EARNINGS TO TOTAL INTEREST EXPENSE. The Guarantor shall not permit the ratio of earnings before interest and taxes to total expense, on a consolidated basis, to be less than 1:00:1.00 commencing with the quarter ending March 31, 2000.

      (v) PROFITABILITY. The Guarantor shall have a GAAP after tax net income of at least $1.00 as measured at the end of March 31, 2000.

Effective as of January 31, 2000 Sections 3(b)(iii) of the Guaranty is hereby amended and restated in its entirety as follows:

      (iii) LIQUIDITY. The aggregate amount of the Guarantor's cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, shall be prior to and on February 11, 2000, $5,000,000.

2.       REPRESENTATIONS

In order to induce Lender to execute and deliver this Amendment, the Guarantor hereby represents to the Lender that as of the date hereof, after giving effect to this Amendment, (a) the representations and warranties set forth in Section 3 of the Guaranty are and shall

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be and remain true and correct and (b) the Guarantor is in full compliance with all of the terms and conditions of the Guaranty.

3.       MISCELLANEOUS

Except as specifically amended herein, the Guaranty shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Guaranty or any other instrument or documents executed in connection therewith, or in any certificate, letter or communication on issued or made pursuant to or with respect to the Guaranty, any reference in any of such items to the Guaranty being sufficient to refer to the Guaranty as amended hereby.

IN WITNESS WHEREOF, the Guarantor and the Lender have caused this Amendment No. 4 to be duly executed and delivered as of the date first above written.


                                   AAMES FINANCIAL CORPORATION

                                   By:      /s/ David A. Sklar
                                      ----------------------------------------
                                   Name:    David A. Sklar
                                   Title:   Executive Vice President and CFO


                                   GREENWICH CAPITAL FINANCIAL
                                   PRODUCTS, INC.

                                   By:      /s/ John C. Anderson
                                      ----------------------------------------
                                   Name:    John C. Anderson
                                   Title:   Senior Vice President